UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 27, 2010 (September 21, 2010)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Election of Directors

On September 21, 2010, in accordance with authority provided under the by-laws of Enterprise Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Enterprise Bank and Trust Company (the “Bank”), Jacqueline F. Moloney and Gino J. Baroni were elected to the Board of Directors of both the Company and the Bank by a vote adopted jointly by the Board of Directors of both entities.  Dr. Moloney was elected to the class of directors whose term expires in 2013 and Mr. Baroni was elected to the class of directors whose term expires in 2012.

Dr. Moloney is the Executive Vice Chancellor at UMass Lowell and a member of the Chancellor’s Executive Cabinet.  Dr. Moloney is renowned for her leadership in online education, innovation in curriculum and instruction, and entrepreneurship and has over 30 years experience in academic and leadership roles.  During her tenure at UMass Lowell, Dr. Moloney founded the Centers for Learning and the Faculty Teaching Center at UMass Lowell and redesigned the continuing education program.  Dr. Moloney has served on numerous civic boards throughout the Merrimack Valley.

Mr. Baroni is the Owner and Managing Principal of Trident Project Advantage Group and Co-Founder of Trident Building, LLC, Trident Properties, LLC and Trident Capital Enterprises, LLC.  Mr. Baroni has over 30 years of experience in project management and real estate development.  Mr. Baroni actively serves on several civic boards throughout the Merrimack Valley and Southern New Hampshire.

Neither Dr. Moloney nor Mr. Baroni has any arrangement or understanding with any other person pursuant to which such newly elected director has been elected to the Board of Directors of the Company and the Bank.

Neither Dr. Moloney nor Mr. Baroni has entered into, or become eligible to participate in, any material plan, contract or arrangement with or offered by the Company or the Bank in connection with such newly elected director having been elected to the Board of Directors, other than eligibility to receive fees in the ordinary course for services as a director, and there has not been any grant or award of any equity or other compensation made by the Company or the Bank to either Dr. Moloney or Mr. Baroni as a result of such newly elected director’s election to the Board.

Neither Dr. Moloney nor Mr. Baroni has been appointed to any Board committees as of the date of this report, and neither the Company nor the Bank has yet identified any Board committees to which either Dr. Moloney or Mr. Baroni is expected to be appointed to as of this time.

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: September 27, 2010	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer